Exhibit 10.26

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Information Service Agreement

Contract No.: HX-20210301-01

Party A: Ningbo Yuedong Medical Technology Co., Ltd.

Address: No. 168, Baizhang Road, Yinzhou District, Ningbo City, Zhejiang Province (7-41)

Contact: Zheng Yannan

Tel: [*]

Mail:

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Address: Room 15A10, Block B, Locke Times, 103rd Floor, Huizhongli, Chaoyang District, Beijing

Contact: Xu Lei

Tel: [*]

Mail:

Based on the principles of equality, mutual benefit, and complementary advantages, both parties, in accordance with relevant laws and regulations, have negotiated and agreed to enter into this agreement on Party B’s provision of services for Party A, in order to abide by:

Article 1 Information Service Content

1.1 Party A entrusts Party B to provide information services, service requirements and service content. For details, please refer to the “Service Implementation Form” or “Service Settlement Form” signed by both parties within the validity period of this contract. Each document must be used together with this agreement before it can be used. take effect.

1.2 Party A shall provide the information service content (hereinafter referred to as “information service content”) and related materials (hereinafter referred to as “related materials”) to Party B within 3 working days before the start date of the service in accordance with the format and data interface agreed by both parties, Party B shall conduct necessary review after receiving the above materials, and shall promptly notify Party A to modify or replace any content that does not comply with the law.

1.3 If Party A’s information service needs change, Party A shall negotiate with Party B at least 3 working days in advance and reconfirm the service execution order in writing or by email. After confirmation, Party B shall implement the adjusted plan.

1.4 Both parties confirm that the content of cooperation stipulated in this contract is non-exclusive cooperation, and either party has the right to purchase from a third party or provide the same services as agreed in this contract.

1.5 If Party A entrusts Party B to open a media account on the media platform in the name of Party A or Party A’s affiliated company (including but not limited to the full name of the actual account holder), and use this account to undertake Party A’s promotion business under this agreement, Party A shall undertake corresponding responsibilities to Party B in accordance with the contents stipulated in this agreement and its appendices, and shall be responsible for the specific actions of the media account. However, if the affiliated company of Party A entrusts Party B to handle relevant business in its own name , it shall execute it according to the contract signed separately with Party B.

Article 2 Information Service Term

2.1 The information service term is: March 1, 2021, to February 28, 2022.

2.2 If after the expiration of the service period, if there are still services that have been executed, Party B has the right to continue to perform, not affected by the expiration of the service period of this agreement. Party A shall continue to pay Party B’s service fees in accordance with the stipulations of this contract. After the expiration, the remaining amount of Party A’s account and the new recharge amount shall be implemented in accordance with the preferential policy for the new year.

Article 3 Settlement and payment of information service fees

3.1 Within the service period stipulated in this agreement, Party A shall prepay all service fees to the account designated by Party B or the account of Party B’s affiliated company in advance, and at the same time give Party B a copy of the corresponding transfer receipt and remittance receipt, and Party B shall inquire and receive the corresponding After payment, provide information services to Party A, and confirm the “Service Implementation Form” or “Service Settlement Form” with Party A at the beginning of the next month; if Party A has any objection to the data provided by Party B, it should within 3 days of receiving the information service data Objections are raised in writing , and both parties negotiate to resolve them. If it is not submitted within the time limit, it will be deemed that there is no objection.

3.2 Party B shall issue to Party A a special value-added tax invoice that meets the requirements of the national taxation authority according to the actual payment amount of Party A each time. The taxable service category of the invoice is “information service fee” and the tax rate is 6%.

The billing information of Party A is as follows:

Billing head: Ningbo Yuedong Medical Technology Co., Ltd.

Invoice content: information service fee

Taxpayer Identification Number: [*]

Invoice Address: No. 168, Baizhang Road, Yinzhou District, Ningbo City, Zhejiang Province (7-41)

Invoice phone: [*]

Account Bank: [*]

Bank account number: [*]

3.3 The bank account information designated by Party B is as follows:

Account name: Beijing Haoxi Digital Technology Co., Ltd.

Account number: [*]

Bank of account: [*]

Article 4 Rights and Obligations of Both Parties

4.1 Party B undertakes to have the right to provide information services to Party A in accordance with this contract, and to ensure that the content of the service platform provided by Party B and the technology and equipment used will not violate laws, regulations, policies and public moral principles, nor will it damage the legal rights of any third party. rights and interests. If Party A suffers losses due to Party B’s breach of the aforementioned guarantee, Party A has the right to claim compensation from Party B.

4.2 Party A has the right to check and accept the phased results and final results of the information service in accordance with the service content and standards agreed in this contract .

4.3 If the service needs to be interrupted due to the maintenance of the service system of Party B or the media party, Party B shall notify Party A in time after receiving the notification from the media party, and restore the information service when the system returns to normal. The interruption time shall not be counted within the service period. At the same time, the losses caused to both parties are not considered as breach of contract.

4.4 Party A guarantees that Party A’s products or services comply with relevant industry quality standards and assumes all legal responsibilities such as user complaints caused by Party A’s product defects; Party A guarantees that the content of information services entrusted to Party B to provide is true and legal, and that Party A’s products do not contain malicious Code, no malicious page jumps, hidden fees, etc.; Party A guarantees that the intellectual property rights of Party A’s products and all other rights do not infringe on the legitimate rights and interests of third parties. If Party A violates the above commitments, Party B has the right to terminate this contract and require Party A shall bear the economic loss caused to Party B.

4.5 Party B shall ensure the authenticity and effectiveness of the information service data.

Article 5 Intellectual Property and Confidentiality

5.1 All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technical knowledge, etc. provided by both parties are owned by the party or its partners, and there is no defect of rights. There is no right or interest here; at the same time, the other party does not obtain any authorization for such rights and interests due to the cooperation in this agreement, and shall not copy, use, adapt, etc. without the written permission of the right party.

5.2 During the effective period of the agreement, both parties shall not disclose or make public to the third party during the term of the agreement and after the agreement is terminated:

5.2.1 General obligations: one party must keep the commercial secrets obtained from the other party strictly confidential, and shall not disclose them to any third party without the prior written consent of the other party, except as stipulated in Article 5.2.2. exceptions.

5.2.2 Disclosure of business secrets: Disclosure of business secrets by any party under any of the following circumstances shall not be considered a violation of this Agreement:

1. The information has been known to the public at the time of disclosure.

2. The information is disclosed according to the prior written consent of the other party.

3. One party discloses in accordance with the requirements of the judicial and other departments of the government that have jurisdiction over it when performing official duties in accordance with the laws and regulations of our country, provided that one party notifies the other party in writing of the exact nature of the disclosed trade secrets before disclosure.

5.3 The above two paragraphs are not invalid due to the dissolution, termination or revocation of the master agreement.

Article 6 Disclaimer and Compensation Clause

In view of the particularity of mobile Internet advertisements, Party A agrees that the following situations will not be considered as Party B’s breach of contract:

6.1 Based on the consideration of the overall interests of the market and business needs, the manufacturer may adjust the service content, layout, page design and other aspects of its website from time to time. If the above adjustments affect the release of information under this contract (including the release location and/or release period, etc.), Party A gives understanding and promises not to pursue Party B’s legal responsibility, but Party B should ask the media to minimize the above-mentioned impact as much as possible.

6.2 For the normal operation of the website, the manufacturer may need to shut down the website regularly or irregularly for maintenance. If the information under this contract cannot be released as planned due to such circumstances, Party A will give its understanding and promise to Party B shall not be held legally responsible, but Party B shall require the media to avoid service interruption as much as possible or limit the interruption time to the shortest possible time.

6.3 If there are any changes in the media rules, Party B shall notify Party A in a timely manner. If such changes have a significant impact on the performance of this contract, both parties shall sign a supplementary agreement to decide whether to change or terminate the broadcast.

6.4 Any party who directly or indirectly violates any clause of this contract, or fails to undertake or fail to fully undertake its obligations under this agreement constitutes a breach of contract, and the non-defaulting party has the right to request the breaching party to correct its Breach of contract and take adequate, effective and timely measures to eliminate the consequences of breach of contract, and compensate the non-defaulting party for losses caused by the defaulting party’s breach of contract. If the breaching party fails to correct its breach of contract within 10 days after receiving the above notice from the observant party, the observant party has the right to unilaterally terminate this contract in advance by means of a written notice, request the breaching party to compensate for losses, and pursue breach of contract party’s liability for breach of contract.

6.5 After the fact of breach of contract occurs, the non-defaulting party has the reasonable and objective judgment that such breach of contract has made it impossible or unfair for the non-defaulting party to perform its corresponding obligations under this Agreement, then the non-defaulting party has the right to write The breaching party shall be notified in advance to terminate this contract in advance, and the breaching party shall compensate the non-defaulting party for the losses caused by the breach of contract by the breaching party.

6.6 If any third-party files a claim, lawsuit or other infringement accusation against any party due to the user’s use of the authorized product, and the government agency handles/penalizes any party, the two parties should cooperate with each other to deal with it. The party that causes problems due to breach of contract, obvious technical defects, etc., shall bear all responsibilities, losses and compensations resulting therefrom, regardless of the other party, including but not limited to litigation costs, attorney fees, travel expenses, settlement amounts, fines or all losses such as the amount of damages and software usage fees stipulated in effective legal documents. If one party causes damage to the other party’s reputation, it shall compensate the other party for damages to the other party’s reputation.

Article 7 Force Majeure

7.1 In addition to the payment obligation, any party shall not be liable if it is unable to perform its obligations under this agreement due to reasons beyond its reasonable control, such as force majeure, earthquakes, floods, government actions, policy changes, large-scale virus outbreaks or Internet Malfunction (not caused by the behavior of both parties). But the affected party should notify the other party immediately and try to minimize the loss.

7.2 After the force majeure disappears, both parties shall continue to execute the contract.

Article 8 Liability for breach of contract

8.1 General breach of contract

8.1.1 If Party B is unable to perform its obligations in accordance with the agreement due to force majeure, it must make improvements within 3 working days after receiving Party A’s written notice. If it still fails to meet Party A’s requirements, Party A has the right to propose Terminate the agreement, and require Party B to compensate Party A for the losses suffered thereby.

8.1.2 If the account settlement method is chosen, if Party A fails to pay the corresponding service fee in a timely and full amount according to the agreement without Party B’s reasons, Party A shall pay 5‰ of the delayed payment amount on a daily basis as a late fee, and at the same time , Party B has the right to immediately take measures against Party A, such as restricting recharge on the media platform, suspending delivery, and returning the balance of its delivery account to the agency account opened by Party B on the media platform, until Party A pays in full. If the payment is delayed for more than 15 days, Party B has the right to terminate the contract, and Party A shall pay 30% of the total contract amount as liquidated damages, and compensate Party B for the losses suffered thereby.

8.2 If both parties are at fault, they shall bear their respective liabilities for breach of contract according to the actual degree of fault of each party.

Article 9 Dispute Resolution

9.1 If the two parties have any disputes over the conclusion, performance or termination of this contract, they shall resolve it through friendly negotiation; if the negotiation fails , either party may bring a lawsuit to the people’s court where the plaintiff is domiciled.

9.2 The conclusion, execution, interpretation and dispute resolution of this contract shall be governed by the laws of Mainland China.

Article 10 Contract validity period

10.1 This agreement comes into effect on the date of signature (official seal) by the representatives of both parties or their authorized persons. The validity period of this agreement is from March 01, 2021 to February 28, 2022. Both parties did not raise any written objection, and the two parties signed a separate contract for an extension of one year.

10.2 After the agreement expires, if both parties decide not to renew the contract, without the authorization of Party A, Party B shall not continue to carry out new business promotion and services. However, Party B has the right to continue to perform the services that are already being performed, and will not be affected by the expiration of the agreement. Party A shall continue to pay Party B’s service fees in accordance with the provisions of this agreement. After the expiration, the remaining amount of Party A’s account and the new recharge amount shall be implemented in accordance with the preferential policies for the new year.

Article 11 Miscellaneous

11.1 Party A and Party B are independent contractors. The conclusion of this contract does not mean the establishment of a joint venture or employment relationship between the two parties.

11.2 Both parties agree and confirm that this information service agreement is applicable to the “Service Execution Form” or “Service Settlement Form” signed by both parties within the validity period of this agreement.

11.3 Both parties can make amendments and supplements to this contract in the form of a written contract. The annex to this contract is an integral part of this contract and has the same legal effect as this contract.

11.4 If a clause or certain clauses contained in this agreement is considered to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability will not affect any other clauses in this contract. Terms and the validity of the entire contract, this contract will be deemed never to have contained such terms. Each section heading is for reference only and does not define, limit, interpret or describe the scope of the section.

11.5 This contract is in duplicate, each party holds one copy, which has the same legal effect.

11.6 Other agreements: None

(No text below)

Party A: Ningbo Yuedong Medical Technology Co., Ltd.

Authorized representative signature (seal): (affixed with corporate seal)

Signing date: 2021.03.01

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Authorized representative signature (seal): (affixed with corporate seal)

Signing date: 2021.03.01

Attachment 1:

Service Settlement Form

Service order number: HX-20210301-01
Party A: Ningbo Yuedong Medical Technology Co., Ltd.	Party B: Beijing Haoxi Digital Technology Co., Ltd.
Media platform	Toutiao
Product name	/
Promotion location	Feeds non-fixed spot information flow
Delivery location
Validity term:	This service sheet is from: (y/m/d) to (y/m/d)
Promotion fee	¥ (in words: )
The method of settlement by Party A to Party B:	Prepaid
Settlement payment method:	All payments under this contract shall be paid by: online transfer
Party B’s account information:	Account name: Beijing Haoxi Digital Technology Co., Ltd. Account number: [*] Bank of account: [*]
Party A: Ningbo Yuedong Medical Technology Co., Ltd. Signature of legal representative or authorized representative: Date: March 1, 2021	Party B: Beijing Haoxi Digital Technology Co., Ltd. Signature of legal representative or authorized representative: Date: March 1, 2021